Exhibit 99.2

SJW GROUP AND CONNECTICUT WATER SERVICE, INC. TO COMBINE IN

ALL-STOCK TRANSACTION TO CREATE LEADING WATER UTILITY COMPANY

Combined Company to be 3rd Largest Investor-Owned Water and Wastewater Utility in the United States;

Multi-State Presence with Corporate Headquarters in San Jose, CA and

New England Headquarters in Clinton, CT

New Company Positioned to Drive Growth, Serve Customers and

Create Opportunities for Employees as a Result of Increased Scale and Geographic Diversity,

Combined Operating Expertise and Enhanced Financial Strength

Transaction Expected to Provide Dividend Growth and Greater Earnings;

Expected to be Accretive to Both Companies’ EPS in First Fiscal Year Post-Closing,

Increasing to Mid-to-High Single Digit Percentage Accretion Over the Next Couple of Years

Combined Company to Drive Customer Service and Maintain Commitment to Environment

Companies to Host Conference Call This Morning at 8:30 a.m. ET

San Jose, CA and Clinton, CT – March 15, 2018 – SJW Group (NYSE: SJW) and Connecticut Water Service, Inc. (NASDAQ: CTWS) today announced that both companies’ boards of directors have unanimously approved a definitive agreement to combine through a merger of equals to create the 3rd largest investor-owned water and wastewater utility in the United States, based on pro forma enterprise value and combined rate base.

The combined company will have a strong multi-state presence with high-quality and well-run operations, and constructive regulatory relationships in California, Connecticut, Maine and Texas. It will serve more than 1.5 million people with over 700 employees. In addition to expanding its market presence, the increased scale and more diverse geographic footprint of the new organization provide the opportunity for investments in service and reliability that can enhance value for shareholders as well as for customers and communities. The combined company would have had operating revenue of approximately $496 million and recurring net income of $74 million based on a 2017 pro forma basis.

Under the terms of the agreement, Connecticut Water shareholders will receive 1.1375 shares of SJW Group common stock for each share of Connecticut Water common stock they own, the equivalent of $61.86 per share, or about $750 million in the aggregate, based on SJW Group’s closing stock price as of March 14, 2018, and the agreed upon exchange ratio. Following closing of the transaction, SJW Group shareholders will own approximately 60 percent of the combined company, and Connecticut Water shareholders will own approximately 40 percent, on a fully diluted basis. Based on each company’s closing share price as of March 14, 2018 and the 1.1375x transaction exchange ratio, the combined company would have a pro forma $1.9 billion equity value and a $2.6 billion enterprise value.

Eric W. Thornburg, President and Chief Executive Officer of SJW Group, said, “This transformational merger of equals joins two leading and complementary water utility companies to create significant long-term benefits for shareholders, customers, employees and the communities we serve. The combination will establish a premier organization with substantial opportunities for new investment across a diverse set of geographies and an improved ability to serve our customers.”

Mr. Thornburg continued, “Having worked closely with the teams at both SJW Group and Connecticut Water, I know that we both share a passion for delivering life-sustaining water service to families and communities, serving our colleagues, being good stewards of the natural resources entrusted to us and creating shareholder value through prudent capital deployment. I am confident we have a strong cultural fit and that our people will build a unified team well-positioned to drive future growth.”

David C. Benoit, President and Chief Executive Officer of Connecticut Water, said, “In addition to delivering a premium of 18 percent to Connecticut Water shareholders, this compelling combination honors our unique public health mission and entrepreneurial vision. Together, we create a new larger, stronger company capable of delivering greater value and benefits for our shareholders, customers, employees and communities than either company could deliver on its own.”

Mr. Benoit continued, “The new company’s combined leadership team is closely aligned in their focus on a ‘culture of service’ and honoring each company’s strong record of environmental stewardship. We intend to carry forward the best practices from both companies to ensure we deliver on our commitments to our shareholders, customers, employees and communities, and realize the substantial value of our unique combination.”

Strategic and Financial Benefits of the Merger

•	Highly attractive earnings accretion for SJW Group and Connecticut Water shareholders. The combination is expected to be accretive to each company’s standalone earnings per share in the first fiscal year post-closing, increasing to mid- to high-single digit accretion in earnings per share over the next couple of years.

•	Robust balance sheet enhances financial flexibility to increase growth. The combined company is expected to benefit from a robust balance sheet and enhanced financial flexibility, with total assets of $2.4 billion. This will result in a stronger financial foundation and increased capital markets access yielding a lower cost of capital, which will better enable the new organization to compete for attractive growth opportunities on a national level.

•	Strong credit profile supports share repurchase. Given the incremental debt capacity resulting from the merger and the expectation that the combined company will maintain a strong “A” credit profile, the new company expects to pursue a share repurchase program of up to $100 million, subject to the closing of the transaction, market conditions and Board approval at the time.

•	Continuing a stable and growing dividend. Upon closing and subject to market conditions and Board approval at the time, the new company is expected to establish a dividend at least equivalent to SJW Group’s announced 2018 annual dividend of $1.12 per share. This represents an immediate dividend uplift of approximately 7 percent for Connecticut Water shareholders, when adjusted for the agreed exchange ratio, based on the annualized quarterly cash dividend of $0.2975 per share declared by Connecticut Water on November 9, 2017.

Both companies expect to maintain their existing dividend payments until the transaction is completed. SJW Group and its predecessor have paid a common stock dividend for 74 consecutive years, and its annual dividend amount has increased in each of the last 50 years. Connecticut Water has paid quarterly dividends on its common stock without interruption or reduction for 62 years since its founding in 1956, and has increased dividend payments for each of the past 48 years.

Customer, Employee, Community Benefits of the Merger

•	Serving local communities with a passionate, dedicated team of locally-based water professionals. Each of the combined company’s operating utilities and their customers will continue to be supported locally by a team of passionate, dedicated employees and existing leaders. They will bring their extensive certifications, operating experience and local knowledge to the communities they serve.

•	Delivering customer benefits. The new organization will maintain the longstanding commitments of SJW Group and Connecticut Water to outstanding customer service, which will be enhanced by sharing of best practices, operational expertise and more extensive resources. There will be no change in customer rates as a result of the merger, and the operating subsidiaries of the combined company will each continue to be subject to oversight by their respective state regulatory commissions for rates and quality of service.

•	Leveraging technology and capital investments. The combined company can cost effectively implement updated customer service tools across Connecticut and Maine utility operations by leveraging leading Information Services and Technology systems that have been established at SJW Group. The new company will honor commitments for approximately $200 million of annual capital investments across its combined operations, including moving forward with the construction of the new surface water treatment facility in Saco, ME.

•	Honoring commitments to employees. Following the close of the transaction, employees will have additional opportunities for career development and geographic mobility as part of a larger, stronger, more diverse organization. The companies do not anticipate any significant changes in employee compensation or benefits packages as a result of the transaction. SJW Group values its trusted union partnerships, and all union contracts will continue to be honored.

•	Maintaining environmental stewardship. Environmental stewardship is a core value for both organizations, given the local nature of the water business. Both companies have been industry leaders in their efforts to promote water conservation and protect the valuable lands and water resources that have been entrusted to them. That focus will continue as the combined company seeks to further reduce its environmental footprint and look for opportunities to improve the sustainability of its business practices.

•	Ongoing support of communities. In addition to retaining dedicated employee teams across its footprint, the new company will maintain strong community ties and participation in community events and organizations. The combined company will continue to focus on supporting economic development with investments in growth, safety and reliability.

Leadership and Headquarters

The combined company will be led by an experienced Board of Directors and leadership team that leverages the strengths and capabilities of its subsidiaries. All utility and operating subsidiaries will continue under existing local leadership and brand names – San Jose Water, SJWTX, Inc., SJW Land Company, Connecticut Water Company, Maine Water Company, Avon Water Company and Heritage Village Water Company.

Upon closing of the transaction, the Board of Directors of the combined company will consist of 12 directors, with seven directors appointed by SJW Group and five directors, including the Lead Independent Director, appointed by Connecticut Water.

Eric W. Thornburg will serve as Chairman, President and Chief Executive Officer of the newly-merged company. David C. Benoit will serve as President, New England Region, overseeing the New England operations, including Connecticut Water. In addition, Andrew R. Gere will continue serving as President and Chief Operating Officer of San Jose Water, Thomas Hodge will continue serving as President of SJWTX, Inc. and Richard Knowlton will continue serving as President of Maine Water Company. James Lynch will serve as Chief Financial Officer of the newly combined company, Kristen Johnson will serve as Chief Human Resource Officer, Suzy Papazian will serve as General Counsel and Corporate Secretary, Andrew Walters will serve as Chief Administrative Officer and Maureen Westbrook will serve as Senior Vice President of External Affairs.

The combined company’s headquarters will be located in San Jose, CA, with the New England headquarters located in Clinton, CT.

Timing and Approvals

The transaction, which is expected to close by year-end 2018, is subject to customary closing conditions and approvals, including the approval of the issuance of shares in the transaction by SJW Group stockholders, the approval of Connecticut Water shareholders, the approvals of the Connecticut Public Utilities Regulatory Authority and the Maine Public Utilities Commission, the approval of the Federal Communications Commission, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is not subject to any financing condition.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to SJW Group, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel.

Wells Fargo Securities, LLC is serving as financial advisor to Connecticut Water, and Sullivan & Cromwell LLP is legal counsel.

Analyst / Investor Conference Call and Webcast

A joint conference call and webcast will be held today at 8:30 a.m. ET (5:30 a.m. PT) to discuss the merger.

The conference call can be accessed by dialing (866) 610-1072 for callers from the U.S. and (973) 935-2840 for international callers. The confirmation code is 8499635.

A live webcast of the conference call will be available at www.sjw-ctws.com.

A replay of the conference call will be available for two weeks, from March 15, 2018 through March 28, 2018, and can be accessed by dialing (800) 585-8367 and providing the 8499635 confirmation code. The webcast will also be archived at www.sjw-ctws.com.

Presentation and Infographic

Associated presentation materials and an infographic regarding the transaction will be available at www.sjw-ctws.com.

About SJW Group

SJW Group is a publicly traded holding company headquartered in San Jose, California. SJW Group is the parent company of San Jose Water, SJWTX, Inc., and SJW Land Company. Together, San Jose Water and SJWTX, Inc. provide water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and the nearby communities. SJW Land Company owns and operates commercial real estate investments.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of Connecticut Water or the stockholders of SJW Group for the transaction are not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (3) the risk that the anticipated tax treatment of the transaction is not obtained; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the transaction; (6) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (7) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water or SJW Group; (8) the ability of Connecticut Water and SJW Group to retain and hire key personnel; (9) competitive responses to the proposed transaction; (10) unexpected costs, charges or expenses resulting from the transaction; (11) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative and economic developments. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SJW Group’s overall business, including those more fully described in SJW Group’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017, and Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017 (which will be filed today). Forward looking statements are not guarantees of performance, and speak only as of the date made, and neither SJW Group or its management nor Connecticut Water or its management undertakes any obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between SJW Group and Connecticut Water, SJW Group will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of SJW Group and Connecticut Water that also constitutes a prospectus of SJW Group. SJW Group and Connecticut Water may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which SJW Group or Connecticut Water may file with the SEC. INVESTORS AND SECURITY HOLDERS OF SJW GROUP AND CONNECTICUT WATER ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SJW Group and Connecticut Water through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by SJW Group will be made available free of charge on SJW Group’s investor relations website at https://sjwgroup.com/investor_relations. Copies of documents filed with the SEC by Connecticut Water will be made available free of charge on Connecticut Water’s investor relations website at https://ir.ctwater.com/.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

SJW Group, Connecticut Water and certain of their respective directors and officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the holders of SJW Group and Connecticut Water securities in respect of the proposed transaction. Information regarding SJW Group’s directors and officers is available in SJW Group’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated March 6, 2018, which are filed with the SEC. Information regarding Connecticut Water’s directors and officers is available in Connecticut Water’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which will be filed today, and its proxy statement for its 2017 annual meeting dated March 30, 2017, which is filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by SJW Group and Connecticut Water. These documents will be available free of charge from the sources indicated above.

SJW Group Contacts	Connecticut Water Contact
Media	Daniel J. Meaney, APR
Jayme Ackemann	Director, Corporate Communications
Director, Corporate Communications	dmeaney@ctwater.com
jayme.ackemann@sjwater.com	860-664-6016
408-918-7247

Investors
Andrew Walters
Chief Administrative Officer andrew.walters@sjwater.com 408-279-7818